UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016 (March 18, 2016)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2016, Kingold Jewelry Inc. (the “Company”) received notification from The NASDAQ Stock Market (“NASDAQ”) that, since the bid price of the Company’s common stock closed at or above $1.00 per share for the last 16 consecutive business days, from February 25, 2016 to March 17, 2016, the Company has regained compliance with the NASDAQ Listing Rule 5550(a)(2) requirement for continued listing on NASDAQ (the “Minimum Bid Price Rule”), and that this matter is now closed.

The Company previously received notice from NASDAQ that it was not in compliance with the Minimum Bid Price Rule for continued listing on NASDAQ, as the bid price of the Company's common stock closed below the minimum $1.00 per share for the 30 consecutive business days.

The Company issued a press release announcing that it had regained compliance with NASDAQ Marketplace Rules effective March 18, 2016. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Title:	Bin Liu Chief Financial Officer

Date: March 18, 2016